UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2011 (August 21, 2009)

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of Identification No.)	(Commission File Number)	(IRS Employer Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Explanatory Note

This Form 8-K/A is being filed for the purpose of correcting the description of Exhibit 99.2 and indicating that portions of that exhibit have been omitted pursuant to a request for confidential treatment.

Item 8.01 Other Events

On August 19, 2009 mPhase Technologies, Inc. (the "Company"), a New Jersey corporation, received $250,000 of additional funding from JMJ Financial under the terms of a Convertible Note as described in the Exhibits hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

99.1	Convertible Promissory Note - Document B-08102009
99.2	Secured and Collateralized Promissory Note - Document C-08102009*
99.3	Letter of Required Acceptance of Funding

* A portion of this section has been omitted pursuant to Rule 24b-2 of the Securities Act of 1934, as amended, such omitted portion has been separately filed with the SEC pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

Date: March 7, 2011	By: /s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and General Counsel